BayFirst Financial Corp. (NASDAQ:BAFN) 2022 – First Quarter Results (Unaudited)

Cautionary Statement Concerning Forward-Looking Information 2BAFN Q1 2022 In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of the COVID-19 pandemic, global military hostilities, or climate changes, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate,“ "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this document, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About BayFirst Financial Corp.

BAYFIRST

BayFirst Financial Corp. ("BayFirst" or the "Company") is the holding company for BayFirst National Bank (f/k/a "First Home Bank"). Founded in 1999 (the Bank) and 2000 (the Company).

- BayFirst is a high-performing, growth-oriented bank holding company operating in one of the most attractive banking markets in the U.S. through its wholly-owned subsidiary, BayFirst National Bank, which changed its name and converted to a national banking charter on May 16, 2022. BayFirst offers services through its Community Banking Division and its Residential Mortgage Division.

- BayFirst has seven full-service locations: five in Pinellas County, one in Sarasota County, and one in Hillsborough County (Tampa).

- BayFirst originates residential mortgages through a network of nationwide loan production offices.

- CreditBench is BayFirst's government guaranteed loan origination platform and is one of the nation's top SBA 7(a) originators; in the top 25 by approved dollar volume and by number of units*.

- BayFirst adheres to the principles of its Environmental, Social and Governance (ESG) Policy Statement.


Tarpon Springs
Keystone
Cheval
Lutz
Pebble Creek
St Joseph Sound
Palm Harbor
Lake Magdalene
Carrollwood Village
Temple Terrace
Thonotosassa
Oldsmar
Dunedin
Egypt Lake-Leto
Safety Harbor
Town 'n' Country
Dover
Mango
Clearwater
Tampa
Brandon
Old Tampa Bay
Largo
Indian Rocks Beach
Bloomingdale
MacDill Air Force Base
Riverview
Seminole
Pinellas Park
Gibsonton
Fish Hawk
Lealman
Treasure Island
St Petersburg
Gulfport
Apollo Beach
Pinellas County State Aquatic Preserve
Ruskin
Sun City Center
Tampa Bay
Parrish
Memphis
Snead Island
Manatee River
Holmes Beach
Palmetto
Bradenton
Cortez
South Bradenton
Waterbury
Bayshore Gardens
Longboat Key
Sarasota
Fruitville
Sarasota Springs
Bee Ridge
Siesta Key

Current Banking Center　Pending Banking Center

* Through SBA fiscal Q2 ended 3/31/22

BAFN Q1 2022 3

Investor Snapshot 4BAFN Q1 2022 Ticker Symbol: BAFN Recent Price*: $16.38 Shares Outstanding*: 4,013,173 Market Cap*: $65.7 million P/LTM EPS (x): 4.31 Price/Tangible Book (x): 0.77 Total Assets (3/31/22): $888.5 million Dividend: $0.08/share, quarterly *Source: S&P Global as of 5/17/2022

BAFN Q1 2022 5 • Dollars in thousands, except per share data SELECTED FINANCIAL DATA llars in Thousands, Except Per Share Data

An Innovative Community Bank 6 Management Depth, Diverse Board Strategically Driven, Progressive Organization Innovative, Dynamic and Highly Profitable Community Bank Attractive Market with Scarcity of Community Banks Scalable Advanced Technology Platform, Diversified Revenue Model BAFN Q1 2022

A Differentiated Business Model

BAYFIRST

Increasingly diversified balance sheet funded by growing local core deposit base

COMMUNITY BANKING

- 7 banking centers in Tampa Bay, growing to 10 to 12 banking centers over the next two years
- Full suite of commercial and consumer loan and deposit products to meet the needs of Tampa Bay individuals, families and small businesses


BAYFIRST
COMMUNITY BANKING DIVISION
CREDITBENCH
Powered By BayFirst
RESIDENTIAL MORTGAGE DIVISION

CREDITBENCH

- BayFirst's SBA lending platform
- Top 25* nationwide Preferred Lender
- #1 SBA lender in the five county Tampa Bay area at SBA's FY ended 9/30/21
- FlashCap 7(a) small loan program and traditional Core program
- FlashCap loan generation from organic sales and FinTech partners
- 11 experienced Core lenders with local and national referral sources
- Building national sales team, currently five lenders

RESIDENTIAL MORTGAGE

- Nationwide full-scale mortgage banking platform
- 20 loan production offices throughout the United States
- $335.5 million origination volume in Q1'22

* Through SBA fiscal Q2 ended 3/31/22

BAFN Q1 2022 7

 Converted Bank subsidiary to national banking charter and changed name to BayFirst National Bank providing better alignment with national lending platforms  Continued investments in technology infrastructure advancing BayFirst as a tech-focused bank:  POWER, BayFirst’s proprietary loan origination system, goes live June 1st, which will create greater efficiencies in commercial/SBA loan origination process  BayFirst Payments will launch in H2’22  The return on technology investments made over the past two years have yet to be materially realized  Continued expense rationalization  Exited residential mortgage consumer direct business in May ’22 and realigned staff  Continued growth in conventional commercial and consumer lending, with $46mm and $44mm closed, respectively through April ’22  Continued advancement of ESG principles and DEI initiatives  Carbon neutral banking centers, LEED certification on-going, free EV stations, PEACE Team, Minority-Owned Business Lending Program  DEI Council formed  Recognized in top 15 large-employer for “Best Places to Work” by Tampa Bay Business Journal 8BAFN Q1 2022 Q1’22 Significant Initiatives and Recent Events

Experienced Leadership Team 9BAFN Q1 2022 Executive & Title Experience Anthony N. Leo Chief Executive Officer & Director of BayFirst and the Bank  Joined BayFirst in Q4 2013; Prior to joining BayFirst, provided management consulting and regulatory advisory services to community banks throughout the state of Florida and served as the interim CEO of three troubled banks between 2009 and 2013  Managing Director and Executive Vice President of Community Banks, Inc. (Nasdaq: CMTY) in Harrisburg, PA from 1993 until its sale to Susquehanna Bancshares, Inc. (NasdaqGS: SUSQ) 2007  B.A. in Political Science from George Washington University and a J.D. from George Washington University Law School. He is a member of the Bar in the District of Columbia and state of Maryland Robin Oliver EVP, Chief Financial Officer and Chief Operating Officer of BayFirst and the Bank  Joined BayFirst in Q2 2018; Prior to joining BayFirst, Controller of Central Bank & Trust Co., a $2.5 billion privately held financial institution in Lexington, Kentucky, from May 2014 to June 2018  Approximately 16 years with Crowe Horwath LLP as an auditor in the financial institution practice; served over 80 financial institution clients with assets ranging from $50 million to $4.5 billion throughout career, including several SEC registrants and FDICIA reporting institutions  B.S. in Accounting from the University of Kentucky Thomas G. Zernick EVP, President of the Bank  Joined BayFirst in Q1 2016  Previous experience includes Florida Market President of Stearns Bank, SBA Product Manager of HomeBanc, and Community Bank President and SBA President of Republic Bank (MI)  B.A. in Business Administration from University of Notre Dame Matthew Luckey EVP, Chief Banking Officer  Joined BayFirst in Q3 2015  Previous experience includes commercial banking positions with The Bank of Tampa, Synovus Bank and SunTrust  B.B.A. from The University of Georgia

Experienced Leadership Team 10BAFN Q1 2022 Executive & Title Experience Lewis Benner EVP, Chief Credit Officer  Joined BayFirst in Q3 2018; Prior to joining BayFirst, President and CEO of 1st Manatee Bank, EVP and Chief Lending Officer of Sabal Palm Bank, Community Bank President of Gold Bank and President of Lancaster Region for Lebanon Valley National Bank/Fulton  B.A. in Business Administration from Elizabethtown College Jeffrey M. Hunt EVP, Chief Strategy Officer  Joined BayFirst in March 2016, initially as SVP in SBA Lending; Prior to joining BayFirst, approximately 17 years in investment banking serving as president or managing director for boutique firms primarily focused on financial services  B.S. in Chemistry from Georgia Institute of Technology Brandi Jaber EVP, President of Residential Mortgage Division  Joined BayFirst in Q4 2017; Prior to joining BayFirst, over fifteen years of Mortgage Banking administration experience as well as Human Resources supporting mid-size financial institutions  B.B.S from The University of Florida and M.B.A from The University of Tampa John Macaluso EVP, Chief Technology Officer  Joined BayFirst Fall 2020; Prior to joining BayFirst, over 37 years of information technology experience as SVP, Product and Market Strategy and Chief Technology Officer for Fiserv Inc., Director of Information Systems for New York Yankees, and Vice President, Emerging Technologies for Kforce.com  B.A. in Business Administration from University of South Florida

Attractive Florida Markets 11 MEANINGFUL ECONOMIC TAILWINDS #2 state in the U.S.A. for net domestic migration* ~$1.2T economy, with 3.8% GDP growth in Q3’21 Attractive tax policy 2.5 million small businesses, more than any other Southeastern state 3rd most populous state Total Deposits in Pinellas, Hillsborough, Manatee and Sarasota Counties of $104bn * …Favorable Population Projections… …and Higher Expected Household Incomes Tier 1 Markets: - Citrus - Hernando - Pasco - Pinellas - Hillsborough - Polk - Manatee - Sarasota - Charlotte Tier 2 Markets: - Sumter - Lake - Orange - Osceola - Hardee - DeSoto - Highlands - Lee - Collier BAFN Q1 2022 *Source: S&P Global Market Intelligence as of June 30, 2021, U-Haul 3.21% 4.58% 4.79% 5.56% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% USA Florida Tampa MSA Sarasota MSA G ro w th R at e ('2 2 to '2 7) 12.33% 14.13% 13.42% 15.08% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% USA Florida Tampa MSA Sarasota MSA G ro w th R at e ('2 2 to '2 7)

Balance Sheet 12BAFN Q1 2022 $559 $607 $632 $675 $722 $770 $1,207 $1,367 $874 $640 $570 $552 $1,545 $1,717 $1,198 $944 $917 $889 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 Deposits Net Loans Held for Investment Assets Significant decreases in assets during 2021 resulted primarily from PPP loan forgiveness and loan sale activity, which was match-funded through the PPPLF. ($ in millions)

Balance Sheet Strength 13BAFN Q1 2022 11.75% 10.84% 12.06% 12.64% 12.22% 11.75% 0.22% 0.19% 0.30% 0.40% 0.43% 0.30% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 Tier 1 Leverage (Bank) Non Performing Assets, Excluding Govt. Gtd. Loans, to Total Assets

Net Interest Margin 14BAFN Q1 2022 3.13% 3.21% 3.46% 3.04% 3.07% 3.25% 2.80% 2.90% 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Net Interest Margin (annualized)

Book Value Per Common Share 15BAFN Q1 2022 $16.04 $17.95 $21.16 $21.32 $21.77 $21.25 $16.02 $17.93 $21.14 $21.30 $21.75 $21.22 $12.00 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 Book Value Per Common Share Tangible Book Value Per Common Share

Loans Held for Investment 16BAFN Q1 2022 $1,366,516 $874,397 $639,678 $570,496 $551,627 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 Loans Held for Investment (net) Composition of Loans Held for Investment (gross) as of March 31, 2022 41.0% 12.7% 6.0%3.3% 28.1% 6.4% 2.5% C&I Residential HELOC C&D CRE Owner Occupied CRE- Investor Consumer & Other * * Includes $44.36mm in PPP loans, net of origination fees

Deposits 17BAFN Q1 2022 Total Deposits (in thousands) $607,265 $632,322 $675,034 $721,685 $770,129 $500,000 $550,000 $600,000 $650,000 $700,000 $750,000 $800,000 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 Total Deposits (in thousands) Deposit Portfolio Composition as of March 31, 2022 12.0% 23.5% 60.4% 4.1% Noninterest- Bearing Transaction Interest-Bearing Transaction Savings & Money Market Certificates

Asset Quality 18BAFN Q1 2022 0.19% 0.30% 0.40% 0.43% 0.30% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 Nonperforming Assets*/Total Assets Nonperforming Assets/Tier 1 Capital + ALLL (Bank) ALLL/Gross Loans Held for Investment (HFI) ALLL/Gross Loans HFI Excl Govt Gtd 1.59% 2.32% 2.53% 2.30% 1.81% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 9.40% 8.51% 9.22% 10.50% 8.08% 0.00% 3.00% 6.00% 9.00% 12.00% 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 7.35% 6.61% 5.25% 4.08% 2.71% 0.00% 2.00% 4.00% 6.00% 8.00% 03/31/21 06/30/21 09/30/21 12/31/21 3/31/22 * Excludes government guaranteed assets

Earnings 19BAFN Q1 2022 $5,606 $7,511 $13,016 $1,280 $2,811 $13 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 1Q 2022 Net Income Record production in Residential Mortgage and strong PPP revenue, offset by large provisions for loan loss in Q4’20 Record earnings augmented by PPP loan sales in Q2’21 ($ in Thousands)

Earnings Performance Ratios 20BAFN Q1 2022 49.56% 74.61% 5.12% 12.54% -0.93% -20% 0% 20% 40% 60% 80% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Return on Average Common Equity Return on Average Common Equity (annualized) 1.84% 3.38% 0.47% 1.22% 0.01% 0% 1% 2% 3% 4% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Return on Average Assets Return on Average Assets (annualized)

Omnichannel Delivery  Convenient banking centers  State-of-the art contact center technology  First-in-class mobile banking  Digital loan origination 21BAFN Q1 2022 WE MEET CUSTOMERS ON THEIR TERMS

CreditBench  Total Q1’22 SBA loan production of $47.33 million, which represents a $11.95 million, or 20.2%, decrease from Q4’21 volume of $59.28 million, but an increase of $31.81 million, or 205.0% over $15.52 million produced in Q1’21.  Continued to build the national lending team, which now comprises five experienced SBA lenders.  Significant investments made in Q1’22 with loan production and related revenue from the new national team beginning to be realized in Q2’22.  Strong pipeline growth with the total SBA pipeline expanding more than 80% during Q1’22 from $85 million at 12/31/21 to $155 million at 3/31/22.  PPP loan forgiveness activities are generally winding down.  Longer than expected lead time retooling SBA as the Bank emerges from PPP and processes significant volume generated from the Core lending team and organic FlashCap; current pipeline of $255 million.  Sold both guaranteed and non-guaranteed SBA loan balances in Q1’22.  Sold $4.35 million of nonguaranteed government loan balances during Q1’22, resulting in a total nonguaranteed government loan balance of $128.37 million at the end of Q1’22, representing a 0.49% reduction from $128.87 million outstanding as of 12/31/21.  Sold $71.35 million in government guaranteed loans during Q1’22, resulting in total government guaranteed balance of $143.00 million as of the end of Q1’22, a decrease of 16.59% during the quarter.  Bolt program focused on sub-$150,000 SBA loans. 22BAFN Q1 2022

RESIDENTIAL MORTGAGE DIVISION  Residential mortgage production of $335.56 million in Q1’22, down 29.7% from $477.48 million originated in the prior quarter.  Residential mortgage production was impacted by a natural seasonal slowdown and rapid rate increases, which significantly impacted refinance volume.  1,051 units of production in Q1’22 as compared to 1,520 units in the previous quarter.  Secondary mortgage markets were significantly impacted during Q1’22 due to the war in Ukraine, which resulted in a significant loss position for the month of February.  Although there was a rebound in March, continued headwinds and volatility in the secondary mortgage markets will be realized in the near-to-mid term.  Beginning portfolio ARM and Construction to perm product and adding secondary market investors.  Focused on rationalizing expenses and enhancing production.  Recently added loan production offices in FL, CT, NY, SC.  LoanBud platform focused on integrating residential and SBA lending serving self-employed borrowers across the nation. 23BAFN Q1 2022

RESIDENTIAL MORTGAGE DIVISION 24BAFN Q1 2022 Total Production ($ in Thousands) $407,726 $598,385 $641,077 $715,856 $522,101 $506,673 $477,476 $335,560 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022

Community Banking  Q1’22 Loan Production Summary:  Total Community Bank Division loan production for Q1’22 was 203 units for $63.6 million, an increase of 23.78% and 161.86% over Q4’21 production of 164 units and $24.25 million, respectively.  Consumer loan growth of $24.65 million was the highlight for the quarter with $20.99 million in HELOC origination.  Overall Community Banking Division loan portfolio consisted of 994 units totaling $219.2 million as of 3/31/22, representing an increase of 15.72% in units and 11.59% in dollars as compared to 12/31/21.  Loans HFI, excluding PPP loans, increased by a net $12.91 million, or 2.56%, during Q1’22.  Q1’ Deposit Summary:  Q1’22 deposit balance growth of $48.4 million, or 6.71% during the quarter.  Aggregate deposit balance growth was driven by increases in savings and money market deposits, noninterest-bearing demand deposits, and interest-bearing transaction accounts, partially offset by a decrease in time deposits during the quarter.  Q1’22 deposit balance growth of $163.0 million, or 26.8% year over year.  Aggregate deposit balance growth was driven by increases in savings and money market deposits, noninterest-bearing demand deposits, and interest-bearing transaction accounts, partially offset by a decrease in time deposits during the quarter.  Overall deposit portfolio consisted of 12,420 accounts totaling $770.6 million as of 3/31/22, up 3.6% and 6.8%, respectively from 12/31/21.  Continued deposit cost alignment.  New Banking Centers under development with W. Bradenton opening this summer, Sarasota (S. Trail) under construction, and Carrollwood (N. Tampa) undergoing significant remodel. 25BAFN Q1 2022

Key Company Highlights 26 Progressive institution in its products & services, technology, design and social responsibility located in an attractive market with historically strong economic and demographic trends Experienced management team and dedicated local board with clear and actionable growth strategy Few in-market peer institutions provides opportunity for organic growth as well as drives scarcity value Scalable platform focused on serving the banking needs of consumers and businesses in the Tampa Bay region, supported by national business lines in residential and SBA lending and an advanced technology platform Strong insider ownership. The majority of employees are shareholders through participation in ESOP and/or the Stock Purchase Program Dividend declared Q2'22 marks the 24th consecutive quarterly cash dividend paid since BayFirst initiated cash dividends in 2016 ✔ ✔ ✔ ✔ ✔ ✔ ✔ Formalized ESG principles through its ESG Policy, ESG Policy Statement, and dedicated management and board committees differentiates the Company from its peers BAFN Q1 2022

2022 Strategic Initiatives Fundamental Goals:  Expand the Community Banking Division and core deposit base, while utilizing SBA and residential mortgage as lead products  Maintain capital levels commensurate with risk profile and projected growth  Promote BayFirst as a premier workplace  Leverage investments in ESG program, minority lending program, and community engagement to differentiate BayFirst from its peers  Ensure the Bank’s risk management and compliance management systems evolve with the Bank’s growth and expansion  Increase the float of the Company’s share and expand its retail shareholder base Transformational Initiatives:  Establish BayFirst as a technology-driven organization by leveraging the advanced technology platform developed over the past year to create operational efficiencies and additional revenue opportunities while enabling a comprehensive and high- value digital experience  Enhance customer experience through technological evolution and development of the Contact Center  Expand recurring revenue while leveraging recent investments in infrastructure and technology and rationalizing costs  Selective migration to national portfolio lending  Convert to national bank charter and rebrand the Bank from “First Home” to “BayFirst”  Position the Bank to achieve an “Outstanding” CRA rating 27BAFN Q1 2022

Financial Statements

BayFirst Financial Corp. and Subsidiary Consolidated Statements of Income Unaudited (Dollars in Thousands, Except Per Share Data)

BAYFIRST

BAYFIRST FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)	For the Quarter Ended 3/31/2022	12/31/2021	3/31/2021
Interest income:			
Loans, other than PPP	$ 7,115	$ 7,320	$ 6,599
PPP loan interest income	140	258	2,199
PPP origination fee income	300	381	6,013
Interest-bearing deposits in banks and other	185	150	81
Total interest income	7,740	8,109	14,892
Interest expense:			
Deposits	1,217	1,219	1,320
PPPLF borrowings	20	92	766
Other	97	105	176
Total interest expense	1,334	1,416	2,262
Net interest income	6,406	6,693	12,630
Provision for loan losses	(2,400)	(2,500)	2,000
Net interest income after provision for loan losses	8,806	9,193	10,630
Noninterest income:			
Residential loan fee income	13,191	18,601	32,029
Loan servicing income, net	461	429	704
Gain (loss) on sale of SBA loans, net	4,621	4,564	—
Service charges and fees	282	298	222
SBA loan fair value (loss) gain	(197)	33	72
Other noninterest income	510	289	132
Total noninterest income	18,868	24,214	33,159
Noninterest Expense:			
Salaries and benefits	13,697	12,603	13,167
Bonus, commissions, and incentives	4,606	8,319	11,873
Mortgage banking	1,002	1,024	1,695
Occupancy and equipment	1,421	1,329	1,332
Data processing	1,467	1,323	1,269
Marketing and business development	1,742	2,176	1,642
Professional services	1,307	1,493	924
Loan origination and collection	670	168	496
Employee recruiting and development	871	914	614
Regulatory assessments	69	102	102
Other noninterest expense	795	773	607
Total noninterest expense	27,647	30,224	33,721
Income before taxes	27	3,183	10,068
Income tax expense	14	372	2,557
Net income	13	2,811	7,511
Preferred dividends	208	208	332
Net income available to common shareholders	$ (195)	$ 2,603	$ 7,179
Basic earnings per common share	$ (0.05)	$ 0.66	$ 2.05
Diluted earnings per common share	$ (0.05)	$ 0.61	$ 1.82

BAFN Q1 2022 29

BayFirst Financial Corp. and Subsidiary Consolidated Statements of Financial Position Unaudited (Dollars in Thousands)

BAYFIRST

BAYFIRST FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	3/31/2022 Unaudited	12/31/2021	3/31/2021 Unaudited
Assets			
Cash and due from banks	$ 3,141	$ 2,869	$ 2,857
Interest-bearing deposits in banks	118,960	106,858	58,140
Cash and cash equivalents	122,101	109,727	60,997
Time deposits in banks	3,881	2,381	2,381
Investment securities available for sale	41,656	30,893	—
Investment securities held to maturity	2	2	31
Restricted equity securities, at cost	2,520	2,827	2,719
Residential loans held for sale	75,022	114,131	208,762
SBA loans held for sale	1,445	1,460	—
SBA loans held for investment, at fair value	8,769	9,614	10,475
Loans held for investment, at amortized cost net of allowance for loan losses of $10,170, $13,452, and $22,017	542,858	560,882	1,356,041
Accrued interest receivable	3,150	3,564	8,584
Premises and equipment, net	31,037	29,671	18,303
Loan servicing rights	7,601	6,619	7,444
Deferred income taxes	793	454	5,712
Right-of-use operating lease assets	4,166	4,543	3,979
Bank owned life insurance	24,698	24,547	12,268
Other assets	18,842	15,780	19,135
Total assets	$ 888,541	$ 917,095	$ 1,716,831
Liabilities:			
Noninterest-bearing deposits	$ 92,680	$ 83,638	$ 77,766
Interest-bearing transaction accounts	180,815	163,495	149,678
Savings and money market deposits	464,847	423,864	325,187
Time deposits	31,787	50,688	54,633
Total deposits	770,129	721,685	607,264
Federal funds purchased	—	—	40,000
Subordinated debentures	5,987	5,985	5,951
Notes payable	3,186	3,299	3,641
PPP Liquidity Facility	—	69,654	957,413
Accrued interest payable	86	326	894
Operating lease liabilities	4,377	4,747	4,173
Accrued expenses and other liabilities	9,897	15,109	18,074
Total liabilities	793,662	820,805	1,637,410
Shareholders' equity:			
Preferred stock, Series A; no par value, 10,000 shares authorized, 6,395 shares issued and outstanding at March 31, 2022, December 31, 2021, and March 31, 2021; aggregate liquidation preference of $6,395	6,161	6,161	6,161
Preferred stock, Series B; no par value, 20,000 shares authorized, 3,210, 3,210, and 6,980 shares issued and outstanding at March 31, 2022, December 31, 2021, and March 31, 2021; aggregate liquidation preference of $3,210, $3,210, and 6,980, respectively	3,123	3,123	6,791
Common stock and additional paid-in capital; no par value, 15,000,000 shares authorized, 4,013,173, 3,981,117, and 3,678,566 shares issued and outstanding at March 31, 2022, December 31, 2021, and March 31, 2021, respectively	52,252	51,496	46,168
Accumulated other comprehensive (loss), net	(1,458)	(420)	—
Unearned compensation	(630)	(17)	(35)
Retained earnings	35,431	35,947	20,336
Total shareholders' equity	94,879	96,290	79,421
Total liabilities and shareholders' equity	$ 888,541	$ 917,095	$ 1,716,831

BAFN Q1 2022 30